Exhibit 24

POWER OF ATTORNEY

Each of the undersigned officers and directors of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby appoints Mark J. Pykett and Brent L. Larson as his true and lawful attorneys-in-fact, or either of them, with power to act without the other, as his true and lawful attorney-in-fact, in his name and on his behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, 5,000,000 shares of common stock, $.001 par value, of the Company to be sold and distributed by the Company pursuant to the Company’s Fourth Amended and Restated 2002 Stock Incentive Plan (the “Plan”) and such other number of shares as may be issued under any anti-dilution provision of the Plan, and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys-in-fact, and to each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed these presents this 14th day of August, 2012.

Signature	Title	Date

/s/ Mark J. Pykett	President, Chief Executive Officer
Mark J. Pykett	and Director
(principal executive officer)

/s/ Brent L. Larson	Senior Vice President, Chief
Brent L. Larson	Financial Officer, Treasurer and
Secretary (principal financial officer
and principal accounting officer)

/s/ Gordon A. Troup	Chairman of the Board of Directors
Gordon A. Troup

/s/ Peter F. Drake	Director
Peter F. Drake

/s/ Brendan A. Ford	Director
Brendan A. Ford

Director
Jess E. Jones

/s/ Erik K. Rowinsky	Director
Erik K. Rowinsky